UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2009

WHY USA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30601	87-0390603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 S. Wayzata Boulevard, Suite 100, Minneapolis, MN	55405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 767-5037

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

On December 30, 2009, WHY USA Financial Group, Inc. (the “Company”) received the resignation of Mr. James B. Kylstad, effective that date.  A duly noticed meeting of the Board of Directors was held. It was also noted that Mr. Bruce Clausen had resigned from his position as a member of the Board of Directors.

Mr. Kylstad resigned from the positions as CEO of WHY USA Financial Group, Inc., President of WHY USA North America, President and Broker of Record for TCS Mortgage, Inc, as well as President of Northwest Financial LTD. Mr. Kylstad also resigned as Chairman of the Board of Directors and as a member of the board of directors of WHY USA Financial Group, Inc. Mr. Clausen resigned as a member of the board of directors of WHY USA Financial Group, Inc., however he continues as an officer of the Company’s wholly owned subsidiary Discover Mortgage Corporation.

Effective   December 30, 2009. Mr. Daryl Dinkla will assume the position of Interim Chairman of the Board of Directors as well as CEO of WHY USA Financial Group, Inc., Interim President of WHY USA North America, and Interim President of Northwest Financial LTD recently left vacant by Mr. Kylstad..

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-14 and 15d-14 in order to determine when a notice of resignation, retirement or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHY USA Financial Group, Inc.
Date: January 4, 2010	By:	/s/Kenneth J. Yonika
Kenneth J. Yonika, CPA Chief Financial Officer